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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 1998


                             UNITED NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

         000-16931                                   22-2894827
- ------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (908) 429-2200
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other events.

         On September 30, 1998 United National Bancorp ("United") completed its previously announced acquisition of State Bank of South Orange ("SBOS"). SBSO was merged with and into United's national banking subsidiary, United National Bank ("UNB"), pursuant to the Agreement and Plan of Merger dated as of June 25, 1998 among United, UNB and SBSO.

         Each share of SBSO common stock was converted into 1.245 shares of United Common Stock.

         As of June 30, 1998, SBSO had consolidated assets of $70 million, consolidated deposits of $64 million and consolidated stockholders' equity of $6 million.


Item 7.  Exhibits.

         99(a)    Press Release dated September 30, 1998

         99(b) Agreement and Plan of Merger dated as of June 25, 1998 among United National Bancorp, United National Bank and State Bank of South Orange.


* This exhibit was previously filed as an exhibit to the registrant's Form 8-K filed with the Commission on June 29, 1998 and thus is not included in this filing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED NATIONAL BANCORP



Dated: October 1, 1998         By:     RALPH L. STRAW, JR.
                                       -----------------------------------------
                                       Ralph L. Straw, Jr.
                                       Vice President and Secretary